SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0846841 (I.R.S. Employer Identification No.)
1625 Sharp Point Drive, Fort Collins, Colorado 80525
(Address, including zip code, of principal executive offices)
2003 Non-Employee Directors’ Stock Option Plan
(Full title of the plan)

Michael El-Hillow
Executive Vice President and Chief Financial Officer
Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, Colorado 80525
(Name and address of agent for service)
With a copy to:
Carissa C. W. Coze
Hogan & Hartson LLP
1999 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067

970-221-4670
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price	aggregate offering	Amount of
registered	registered (1)	per share (2)	price (2)	registration fee
Common Stock, $0.001 par value	100,000	$12.30	$1,230,000	$144.77

(1)	Also includes any additional shares of common stock that may become issuable under the registrant’s 2003 Non-Employee Directors’ Stock Option Plan as a result of the anti-dilution and adjustment provisions of the plan.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The above calculation is based on the average of the reported high and low prices of the Common Stock on the Nasdaq National Market on November 16, 2005.

Statement Regarding Contents of Earlier Registration Statement
     We filed a registration statement on Form S-8 on May 19, 2003 (File No. 333-105366) to register 150,000 shares of our common stock issuable under the Advanced Energy Industries, Inc. 2003 Non-Employee Directors’ Stock Option Plan (the “Plan”). This registration statement on Form S-8 is being filed to register an additional 100,000 shares of our common stock issuable under the Plan as the result of an amendment to the Plan increasing the number of shares issuable thereunder to 250,000. The contents of the earlier registration statement, except for Item 8 of Part II, are incorporated by reference in this registration statement.

PART II
Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Opinion/Consent of Hogan & Hartson LLP
Consent of Grant Thornton LLP
Consent of KPMG LLP

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit Number	Description
4.1	Restated Certificate of Incorporation, as amended (1)

4.2	Bylaws (2)

5	Opinion of Hogan & Hartson, LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of KPMG LLP

23.3	Consent of Hogan & Hartson, LLP (3)

24	Power of Attorney (4)

(1)	Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed August 13, 2001 (File No. 000-26966).

(2)	Incorporated by reference from our registration statement on Form S-1, filed September 20, 1995, as amended (File No. 33-97188).

(3)	Included in Exhibit 5.

(4)	Included on the signature pages to this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on the 18th day of November, 2005.

Advanced Energy Industries, Inc.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby appoints Hans-Georg Betz and Michael El-Hillow, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: November 18, 2005	/s/ Hans-Georg Betz

Hans-Georg Betz
President and Chief Executive Officer and
Director
(Principal Executive Officer)

Dated: November 18, 2005	/s/ Michael El-Hillow

Michael El-Hillow
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

Dated: November 18, 2005

Douglas Schatz
Chairman of the Board

Dated: November 18, 2005	/s/ Richard P. Beck

Richard P. Beck
Director

Dated: November 18, 2005	/s/ Joseph R. Bronson

Joseph R. Bronson
Director

Dated: November 18, 2005	/s/ Barry Z. Posner

Barry Z. Posner
Director

Dated: November 18, 2005	/s/ Elwood Spedden

Elwood Spedden
Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation, as amended (1)

4.2	Bylaws (2)

5	Opinion of Hogan & Hartson LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of KPMG LLP

23.3	Consent of Hogan & Hartson LLP (3)

24	Power of Attorney (4)

(1)	Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed August 13, 2001 (File No. 000-26966).

(2)	Incorporated by reference from our registration statement on Form S-1, filed September 20, 1995, as amended (File No. 33-97188).

(3)	Included in Exhibit 5.

(4)	Included on the signature pages to this registration statement.